As filed with the Securities and Exchange Commission
                    on 27 September 2000

                                      Registration No. 333-

================================================================

             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

             __________________________________

                          FORM S-8

                   REGISTRATION STATEMENT
                            Under
                 The Securities Act of 1933

             __________________________________

                      DEERE & COMPANY
    (Exact name of registrant as specified in its charter)


            Delaware                            36-2382580
(State or other jurisdiction of            (I.R.S. employer no.)
incorporation or organization)                identification


        One John Deere Place, Moline, Illinois  61265
           (Address of Principal Executive Offices)


        JOHN DEERE OMNIBUS EQUITY AND INCENTIVE PLAN

                 (Full title of the plan)
            __________________________________


                    Michael A. Harring
                     Deere & Company
                   One John Deere Place
                  Moline, Illinois 61265
                       309-765-5799

  (Name and address and telephone number of agent for service)
            __________________________________

              Calculation of Registration Fee

================================================================
                            Proposed
Title of                    Maximum    Proposed
Each Class                  Offering   Maximum       Amount of
of             Amount       Price      Aggregate     Registra-
Securities     to be        Per        Offering      tion Fee
to be          Registered   Share      Price         (3),(4),(5)
Registered     (2),(3)      (3),(4)    (3),(4)
----------------------------------------------------------------
Common Stock,  14,449,049   $32.1856   $465,051,358  $134,800.59
$1 par value   Shares
(1)
================================================================

(1) Pursuant to the registrant's Rights Agreement, as amended from time to time, each share of common stock includes a right to purchase certain shares of preferred stock which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the common stock.

(2) This Registration Statement (the "Registration Statement") also covers an indeterminate additional amount of shares to be offered or sold pursuant to any antidilution provisions of the plan.

(3) The offer and sale of 2,740,593 shares registered hereby were previously registered for sale under the registrant's 1991 John Deere Stock Option Plan pursuant to the registration statement on Form S-8 (File No. 333-01477) filed and effective on 6 March 1996 (the "1996 Registration Statement"). The offer and sale of 1,638,305 shares registered hereby were previously registered for sale under the registrant's John Deere Equity Incentive Plan pursuant to the registration statement on Form S-8 (File No. 33-57897) filed and effective on 1 March 1995 (the "1995 Registration Statement" and together with the 1996 Registration Statement, the "Prior Registration Statements"). In addition, the offer and sale of 10,070,151 shares registered hereby are being registered for the first time. The shares described above that have been previously registered and the registration fees for those shares paid as part of the registration fees paid with respect to the Prior Registration Statements are carried over to this Registration Statement in accordance with the principles set forth in Instruction E to Form S-8 and Interpretation 89 under Section G, "Securities Act Forms" of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (as supplemented through July
2000) (the "Instruction and Interpretation").

(4) The Proposed Maximum Offering Price Per Share, the Proposed Maximum Aggregate Offering Price and the Amount of Registration Fee shown are a combination of the respective amounts used in calculating the portion of the registration fees carried over from the Prior Registration Statements and the amounts used to calculate the portion of the registration fees on the newly registered shares as follows:

================================================================
                              Number of
                              Shares Carried   Proposed
               Total Shares   Over and         Maximum
Registration   Originally     Newly            Offering Price
Statement      Registered     Registered       per Share (B)
----------------------------------------------------------------
333-01477      10,500,000      2,740,593        $39.1875
33-57894        3,000,000(A)   1,638,305(A)     $25.2708(A)
This S-8                      10,070,151        $31.4050
----------------------------------------------------------------
Total                         14,449,049        $32.1856(C)
================================================================


          ============================================
                    Proposed
                    Maximum
                    Aggregate         Amount of
                    Offering Price    Registration Fee
          --------------------------------------------
                    $107,396,988       $ 37,033.45
                    $ 41,401,278       $ 14,276.32
                    $316,253,092       $ 83,490.82
          --------------------------------------------
          Total     $465,051,358       $134,800.59
          ============================================

  (A) Proportionately adjusted for the three-for-one stock split of the registrant's Common Stock effective November 17, 1995.

  (B) These prices per share were estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended. The prices for the registration fees being carried over from the 1996 Registration Statement and the 1995 Registration Statement were computed on the basis of the average of the high and low price paid per share for the Common Stock, as reported on the New York Stock Exchange on March 1, 1996 and February 27, 1995, respectively. The price per share for the registration fees relating to the newly registered shares hereunder is based on the average of the high and low price paid per share for the Common Stock, as reported on the New York Stock Exchange on September 25, 2000.

  (C) Weighted average offering price per share based on the number of shares carried over and the number of shares registered for the first time hereunder.

(5) As described in note (3) and (4) above, $37,033.45 of the registration fee was previously paid with Registration Statement No. 333-01477 and $14,276.32 of the registration fee was previously paid with Registration Statement No. 33-57894. The balance of the registration fee of $83,490.82 has been deposited by the registrant to the Commission's lock-box account in connection with this Registration Statement.

================================================================

  STATEMENT REGARDING COMPLIANCE WITH INSTRUCTION E OF FORM S-8

    Deere & Company, a Delaware corporation ("Deere"), has filed this Registration Statement to register the offer and sale of 14,449,049 shares of Deere's Common Stock, $1 par value (the "Shares") pursuant to the John Deere Omnibus Equity and Incentive Plan (the "Plan"). Contemporaneously with the filing of this Registration Statement, Deere is filing with the Securities and Exchange Commission (the "Commission"): (i) Post Effective Amendment No. 1 to its registration statement on Form S-8 (File No. 333-01477) (the "1996 Registration Statement") pursuant to which Deere registered, among other offers and sales of shares of the Common Stock, the offer and sale of 2,740,593 shares of the Common Stock pursuant to the 1991 John Deere Stock Option Plan; and (ii) Post Effective Amendment No. 1 to its registration statement on Form S-8 (File No. 33-57894) (the "1995 Registration Statement" and together with the 1996 Registration Statement, the "Prior Registration Statements") pursuant to which Deere registered, among other offers and sales of shares of the Common Stock, the offer and sale of 1,638,305 shares of the Common Stock pursuant to the John Deere Equity Incentive Plan. The 1991 John Deere Stock Option Plan and the John Deere Equity Incentive Plan are predecessors to the Plan.

    The Plan was adopted by Deere's Board of Directors and approved by Deere's stockholders to succeed the prior plans. Deere desires to have the Shares registered for the Plan to include those shares of the Common Stock described above whose offer and sale were registered under the Prior Registration Statements and are carried over to this Registration Statement. Following the filing of this Registration Statement, the shares carried over from the Prior Registration Statements are no longer available for new awards under the prior plans.

    Consequently, in accordance with the Instruction and
Interpretation: (1) Deere is carrying over from the 1996 Registration Statement and registering the offer and sale of 2,740,593 shares of the Common Stock under the Plan pursuant to this Registration Statement; (ii) Deere is carrying over from the 1995 Registration Statement and registering the offer and sale of 1,638,305 shares of the Common Stock under the Plan pursuant to this Registration Statement; (iii) $37,033.45 of the registration fee allocable to the Shares carried over from the 1996 Registration Statement and paid in connection with the 1996 Registration Statement, is carried over in this Registration Statement; (iv) $14,276.32 of the registration fee allocable to the Shares carried over from the 1995 Registration Statement and paid in connection with the 1995 Registration Statement, is carried over in this Registration Statement; (v) the Prior Registration Statements are being amended on a post-effective basis to discuss the succession of the 1991 John Deere Stock Option Plan and the John Deere Equity Incentive Plan by the Plan;
(vi) in addition to the Shares being carried over pursuant to (i) and (ii) above, Deere is registering for the first time the offer and sale of 10,070,151 shares of the Common Stock under the Plan pursuant to this Registration Statement; and (vii) in addition to the registration fees being carried over pursuant to (iii) and
(iv) above, $83,490.82 of the registration fee allocable to the newly registered shares has been deposited by Deere to the Commission's lock-box account in connection with this Registration Statement.

  PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    Information required by Part I to be contained in the Section
10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

  PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The Prior Registration Statements (as defined above) heretofore filed with the Commission by Deere are incorporated by reference in this Registration Statement. In addition, the following documents filed by Deere with the Commission are incorporated herein by reference:

    1. Deere's annual report on Form 10-K for the fiscal year ended October 31, 1999;

    2. Deere's definitive proxy statement dated January 19, 2000 filed in connection with its annual meeting held February 23, 2000;

    3.  Deere's current reports on Form 8-K dated November 23,
1999, December 13, 1999, February 15, 2000, May 16, 2000, August
15, 2000 and September 13, 2000;

    4. Deere's quarterly report on Form 10-Q for the periods ended January 31, 2000, April 30, 2000 and July 31, 2000;

    5. The description of Deere's common stock contained in Deere's registration statement on Form 8-B dated July 3, 1958 as amended on Form 8 dated February 17, 1981, including any amendment or supplement updating such description; and

    6. The description of Deere's Preferred Stock Purchase Rights included in the registration statement on Form 8-A filed December
10, 1997.

    All documents subsequently filed by Deere pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all the shares of Deere's Common Stock offered hereby have been sold or which deregisters all the shares of Deere's Common Stock then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

    Not applicable.

Item 5.  Interests of Named Experts and Counsel.

    The validity of the shares offered under the Registration Statement is being passed upon for Deere by James R. Jenkins, Senior Vice President and General Counsel of Deere. Mr. Jenkins is an officer and employee of Deere and, as such, participates in various stock benefit plans of Deere. By reason of such participation, Mr. Jenkins owns and holds options to purchase and shares of Common Stock of Deere.

Item 6.  Indemnification of Directors and Officers.

    Section 145 of the General Corporation Law of Delaware authorizes a corporation to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article Seventh of the Certificate of Incorporation of Deere provides in effect that Deere shall provide certain indemnification to such persons.

    Deere has contracts of indemnification with its directors and officers providing that they shall be indemnified to the fullest extent permitted by law. The contracts also provide: (1) that, in the event of a change in control, determinations concerning indemnification shall thereafter be made by independent counsel, instead of the board of directors; (2) that, if indemnification is not available, in whole or in part, contribution shall be paid by Deere in a proportion based upon the relative benefits to, and relative fault of, Deere and the director or officer in the action or inaction, and other equitable considerations; and (3) that any legal action, brought by or on behalf of Deere against any director or officer party to such contract, shall be brought within the shorter of two years from the date of accrual of such cause of action or the applicable period of limitations for such cause of action.

    The directors and officers of Deere are insured, under policies of insurance maintained by Deere, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 7.  Exemptions from Registration Claimed.

    Not applicable.

Item 8.  Exhibits.

    4.1   Certificate of Incorporation of Deere, as amended
(incorporated by reference to Exhibit 3.1 to Deere's annual report on Form 10-K for the fiscal year ended October 31, 1999).

    4.2 By-Laws of Deere, as amended (incorporated by reference to Exhibit 3.3 to Deere's annual report on Form 10-K for the fiscal year ended October 31, 1999).

    4.3   John Deere Omnibus Equity and Incentive Plan
(incorporated by reference to Exhibit A to Deere's definitive proxy statement dated January 19, 2000 filed in connection with its annual meeting held February 23, 2000).

    5     Opinion and consent of James R. Jenkins, Senior Vice
President and General Counsel.

    23.1  Consent of James R. Jenkins, Senior Vice President and
General Counsel (included in Exhibit 5).

    23.2  Consent of Deloitte & Touche LLP.

    24    Power of Attorney (included on signature page).

Item 9.  Undertakings.

  (a)  Rule 415 Offering.

       Deere hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)  Filings Incorporating Subsequent Exchange Act Documents by
Reference.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)-(g)  Not applicable.

  (h) Undertaking Regarding Indemnification Provisions if Filing of Registration Statement on Form S-8.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (i)-(j)  Not applicable.

                          SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Rock Island, State of Illinois, on 27 September 2000.


                         DEERE & COMPANY



                         By:  /s/ R. W. Lane
                              -----------------------
                              R. W. Lane
                              Chairman and Chief Executive Officer




    Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.

    Each person signing below hereby appoints James R. Jenkins and Nathan J. Jones and each of them singly, his or her lawful attorney-in-fact with full power to execute and file all amendments to this registration statement, and generally to do all such things, as such attorney-in-fact may deem appropriate to enable Deere & Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.



      Signature                Title                      Date
      ---------                -----                      ----


/s/ JOHN R. BLOCK         Director              )
-------------------------                       )
    John R. Block                               )
                                                )
/s/ CRANDALL C. BOWLES    Director              )27 September 2000
-------------------------                       )
    Crandall C. Bowles                          )
                                                )
                          Director              )
-------------------------                       )
    T. Kevin Dunnigan                           )
                                                )
/s/ LEONARD A. HADLEY     Director              )
-------------------------                       )
    Leonard A. Hadley                           )

      Signature                Title                      Date
      ---------                -----                      ----

/s/ REGINA E. HERZLINGER  Director              )
-------------------------                       )
    Regina E. Herzlinger                        )
                                                )
                          Senior Vice President )
/s/ NATHAN J. JONES       and Chief Financial   )
------------------------- Officer (principal    )
    Nathan J. Jones       financial officer and )
                          principal accounting  )
                          officer)              )
                                                )
/s/ ARTHUR L. KELLY       Director              )27 September 2000
-------------------------                       )
    Arthur L. Kelly                             )
                                                )
/s/ R. W. LANE            Chairman, Chief       )
------------------------- Executive Officer and )
    R. W. Lane            Director (principal   )
                          executive officer)    )
                                                )
/s/ ANTONIO MADERO B.     Director              )
-------------------------                       )
    Antonio Madero B.                           )
                                                )
/s/ THOMAS H. PATRICK     Director              )
-------------------------                       )
    Thomas H. Patrick                           )
                                                )
/s/ JOHN R. STAFFORD      Director              )
-------------------------                       )
    John R. Stafford                            )
                                                )
/s/ JOHN R. WALTER        Director              )
-------------------------                       )
    John R. Walter                              )
                                                )
/s/ ARNOLD R. WEBER       Director              )
-------------------------                       )
    Arnold R. Weber                             )

                      INDEX TO EXHIBITS


Exhibit
Number         Description of Exhibit
-------        ----------------------

4.1 Certificate of Incorporation of Deere, as amended (incorporated by reference to Exhibit 3.1 to Deere's annual report on Form 10-K for the fiscal year ended October 31, 1999).

4.2 By-Laws of Deere, as amended (incorporated by reference to Exhibit 3.3 to Deere's annual report on Form 10-K for the fiscal year ended
      October 31, 1999).

4.3   John Deere Omnibus Equity and Incentive Plan
      (incorporated by reference to Exhibit A to Deere's definitive proxy statement dated January 19, 2000 filed in connection with its annual meeting held
      February 23, 2000).

5     Opinion and consent of James R. Jenkins, Senior Vice
      President and General Counsel.

23.1  Consent of James R. Jenkins, Senior Vice President and
      General Counsel (included in Exhibit 5).

23.2  Consent of Deloitte & Touche LLP.

24    Power of Attorney (included on signature page).